Exhibit 10.54
EXECUTION COPY

API SUPPLY AGREEMENT

This API Supply Agreement (“Agreement”) is made as of the 15th day of November, 2010 (“Effective Date”), by and between Raptor Therapeutics, Inc., a Delaware Corporation, with a place of business at 9 Commercial Boulevard, Suite 200, Novato, California 94949, U.S.A. (“RAPTOR”), and Cambrex Profarmaco Milano, Via Cucchiari 17, 20155 Milan, Italy (“CAMBREX”). RAPTOR and CAMBREX may be referred to individually as a “Party” or collectively as the “Parties.”

Background

RAPTOR is engaged in the business of developing and commercializing therapeutic products through the application of specialized drug targeting platforms and formulation expertise for under-served patient populations;

CAMBREX is engaged in the manufacture and supply of active pharmaceutical ingredients for research and development purposes and/or commercial use;

RAPTOR desires to purchase from CAMBREX, and CAMBREX desires to supply to RAPTOR, the active pharmaceutical ingredient known as cysteamine bitartrate (as further defined below, the “API”) for use by RAPTOR in manufacturing finished products incorporating such active pharmaceutical ingredient, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” or “Affiliates” shall mean, with respect to a Party, any corporation, limited liability company or other business entity controlling, controlled by or under common control with such Party, for so long as such relationship exists. For the purposes of this definition, control means: (a) to possess, directly or indirectly, the power to direct affirmatively the management and policies of such corporation, limited liability company or other business entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) ownership of more than fifty percent (50%) of the voting stock in such corporation, limited liability company or other business entity (or such lesser percent as may be the maximum that may be owned pursuant to Applicable Laws of the country of incorporation or domicile, as applicable).

1.2 “API” shall mean cysteamine bitartrate, with the chemical structure set forth in Exhibit 1.2 attached hereto.

1.3 “Applicable Laws” shall mean: (a) all relevant federal, state and local laws, statutes, rules, regulations, and ordinances in the United States, Europe and/or any other jurisdiction, as well as industry standards and guidelines applicable to the manufacture and supply of API, including, the United States Federal Food, Drug and Cosmetic Act; (b) cGMPs; and (c) all applicable regulations and guidelines of any Regulatory Authority; in each case, together, with any and all amendments thereto.

1.4 “cGMPs” shall mean current good manufacturing practices, as provided for (and as amended from time to time) in the Current Good Manufacturing Practice regulations promulgated by the FDA under the United States Food, Drug and Cosmetic Act and in the European Community Directive 91/356/EEC (Principles and guidelines of good manufacturing practice for medicinal products), as well as applicable documents developed by the International Conference on Harmonization (ICH), and similar requirements of other Regulatory Authorities, and subject to any arrangements, additions or clarifications, and the respective roles and responsibilities, agreed from time to time between the Parties.

1.5 “Drug Master File” or “DMF” shall mean a drug master file filed with the FDA or the EMEA which includes information relating to the facilities, processes, or articles used in manufacturing, processing, packaging, and storing of the API, or any equivalent filing in any jurisdiction outside the United States or Europe.

1.6 “EMEA” shall mean the European Medicines Evaluation Agency, or any successor entity thereto performing substantially similar functions.

1.7  “Facility” shall mean CAMBREX’s cGMP-compliant facilities located at Via Cucchiari 17, 20155 Milan, Italy.

1.8 “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing substantially similar functions.

1.9 “Inflation Index” shall mean the annual average rate of change in the Harmonized Indices of Consumer Prices for the European Union, as published by Eurostat (or, to the extent that such index ceases to exist, any alternative inflation index mutually agreed by the Parties).

1.10 “Price” shall mean the price for the API set forth in Exhibit 3.1.

1.11 “Product” shall mean a finished pharmaceutical product incorporating the API.

1.12 “Regulatory Authority” shall mean the FDA, EMEA or a regulatory body with similar regulatory authority in a jurisdiction other than the United States or Europe.

1.13 “Specifications” shall mean those specifications and release requirements and/or procedures and/or other similar requirements for the manufacture of API, as the same are set forth in Exhibit 1.13.

1.14 Additional Defined Terms.  Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

Term	Section Defined	Term	Section Defined
Agreement	Introduction	[*****]	2.1
CAMBREX	Introduction	Party / Parties	Introductions
Confidential Information	8.1	Purchase Order	2.3.2
Effective Date	Introduction	Q1, Q2, Q3, Q4	2.2
Force Majeure Event	11.6	Quality Agreement	4.2
Indemnitee	10.3	RAPTOR	Introduction
Indemnitor	10.3	Renewal Term	7.1
Initial Term	7.1	Required Changes	4.4
JAMS	11.4	Rolling Forecast	2.2
Laboratory	4.3.2	Shortage of Supply	2.5
Late Shipment	7.3	Term	7.1

ARTICLE 2

SUPPLY

2.1 API Supply.  Subject to the terms and conditions of this Agreement, CAMBREX shall supply to RAPTOR, such quantities of the API as may be specified in purchase orders submitted by RAPTOR pursuant to Section 2.3 below from time to time during the Term.  All API to be supplied under this Agreement shall be manufactured by CAMBREX at the Facility, in conformance with Applicable Laws, the Specifications and the Quality Agreement.  Subject to Section 2.5, RAPTOR agrees that during the Term, RAPTOR will purchase: [*****].

2.2 Forecasts.  Beginning no later than [*****], RAPTOR shall provide CAMBREX with an initial forecast of the quantities of the API estimated to be required during [*****] (each, a “Rolling Forecast”).  Subject to Section 2.3 below, such Rolling Forecasts are non-binding and serve only to facilitate CAMBREX’s production scheduling.

2.3 Orders.

2.3.1 Orders.  Together with each Rolling Forecast provided under Section 2.2 above, RAPTOR shall place a firm order with CAMBREX for supplies of API for delivery in [*****].  The total quantity of API ordered by RAPTOR for delivery in [*****] shall equal at least the quantity of API forecasted for [*****] in such Rolling Forecast.  For the avoidance of doubt, RAPTOR may order quantities of API in addition to those specified in the then-current Rolling Forecast for delivery hereunder in accordance with the lead times therefor and subject to CAMBREX’s total capacity constraints; provided that CAMBREX shall use commercially reasonable efforts to accept and fulfill all orders for API provided by RAPTOR under this Agreement.

2.3.2 Form of Orders.  RAPTOR’s orders shall be made pursuant to a written purchase order (each, a “Purchase Order”) that specifies [*****]; provided that the maximum lead time shall not [*****] unless otherwise mutually agreed and CAMBREX shall use commercially reasonable efforts to achieve a maximum lead time of no more than [*****].  RAPTOR is informed and understands that production of the API is scheduled based upon demand, and no campaign for production of the API will be scheduled until a firm Purchase Order is placed.  To the extent a particular Purchase Order issued by RAPTOR pursuant to this Section 2.3.2 is for less than a full lot of API (or a multiple thereof), upon CAMBREX’s reasonable written request, RAPTOR will confirm its acceptance to increase the applicable Purchase Order to a full lot of API (or the nearest whole multiple thereof).  Subject to the preceding sentence, CAMBREX shall accept all orders RAPTOR submits to CAMBREX in accordance with this Article 2.  CAMBREX shall provide to

RAPTOR written notice of CAMBREX’s acceptance (each, an “Acceptance Notice”) of each Purchase Order within [*****] of CAMBREX’s receipt of such Purchase Order and each such notice shall include confirmation of the delivery date of the applicable quantity of API; provided that to the extent no delivery date is included in an Acceptance Notice issued by CAMBREX or CAMBREX fails to issue an Acceptance Notice within the applicable time period, the applicable delivery date shall be deemed to be the delivery date specified by RAPTOR in the corresponding Purchase Order.  Except as to the quantity of API, delivery date and delivery location specified in a Purchase Order which shall be binding on the Parties, NO TERMS OR CONDITIONS CONTAINED IN ANY PURCHASE ORDER, ORDER ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM SHALL BE CONSTRUED TO AMEND OR MODIFY THE TERMS OF THIS AGREEMENT, AND ALL SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

2.4 Shipping.  CAMBREX shall deliver quantities of API ordered by RAPTOR in accordance with Section 2.3 above, to the location specified in the applicable Purchase Order.  All shipments shall be [*****].  CAMBREX shall ship API, together with all relevant documentation relating to the API, in accordance with any agreed-upon shipment specifications or as otherwise reasonably directed by RAPTOR in writing and in accordance with this Agreement.  RAPTOR shall only be obligated to pay for quantities of API actually delivered in compliance with the applicable Purchase Order and the terms of this Agreement.

2.5 Shortage of Supply.  If CAMBREX is unable, or anticipates that it will not be able, to supply RAPTOR’s requirements for the API in accordance with Section 2.3 above (a “Shortage of Supply”), CAMBREX shall immediately notify RAPTOR in writing of the same, and shall include in such notice its best estimate of the duration of the delay. CAMBREX shall, at its own cost, use commercially reasonable efforts to remedy any Shortage of Supply and resume supplying API meeting the requirements of this Agreement to RAPTOR as soon as possible. In addition to the foregoing measures, if CAMBREX is unable to supply RAPTOR’s requirements of API, CAMBREX shall allocate the quantities of the API that CAMBREX has in inventory, and that CAMBREX is able to produce, on a reasonable worldwide basis (based upon sales history and realistic forecasted demand).  [*****]  In the event of a Shortage of Supply exceeding [*****], in addition to any other rights or remedies that RAPTOR may have under this Agreement, or at law or in equity, RAPTOR shall be relieved from its obligations to purchase any quantities of API identified in any outstanding Purchase Order.

ARTICLE 3

PAYMENTS

3.1 Price.  Except as otherwise provided herein, the Price for the API subject to this Agreement shall be listed on Exhibit 3.1.  [*****]

3.2 Invoicing; Payment. CAMBREX (or CAMBREX’s agent, GYMA Laboratories) shall submit an invoice to RAPTOR upon shipment of API ordered by RAPTOR hereunder.  All invoices shall be sent to the address specified in the Purchase Order therefor, and each invoice shall state the Price for the API in a given shipment, plus any taxes and other costs incident to the purchase or shipment initially paid by CAMBREX but to be borne by RAPTOR hereunder.  All payments shall be made by direct bank transfer to an account designated in CAMBREX’s invoice.  Payment terms shall be [*****] from invoice date.  Payment by RAPTOR shall not constitute acceptance of any shipment of API or impair RAPTOR’s right of inspection and rejection under Article 4 below.

ARTICLE 4

QUALITY

4.1 Quality Assurance.  All API supplied by CAMBREX shall meet the current Specifications and shall be manufactured in accordance with all Applicable Laws and the Quality Agreement at the Facility.  CAMBREX agrees that, prior to each shipment of API hereunder, it shall perform quality control procedures reasonably necessary to ensure that the API to be shipped conforms fully with the Specifications.  Each shipment of API shall be accompanied by a certificate of analysis [*****] and such additional documents as may be specified in the Quality Agreement or as otherwise reasonably required by RAPTOR from time to time.

4.2 Quality Agreement.  Prior to RAPTOR issuing its first Purchase Order to CAMBREX pursuant to this Agreement (and in any event, [*****] after the Effective Date), the Parties shall enter into an agreement specifying the Parties’ respective responsibilities for storage, release, quality control and quality assurance with respect to the API (the “Quality Agreement”).  The Quality Agreement is not intended and shall not be construed to limit any of the rights and obligations of the Parties set forth in the body of this Agreement.  Subject to the foregoing, to the extent possible, the Quality Agreement will be interpreted with the terms set forth in the body of this Agreement.  If there is any conflict or inconsistency between the terms of the Quality Agreement and the terms set forth in the body of this Agreement, however, the terms set forth in the body of this Agreement shall control.

4.3 Rejection and Replacement of API.

4.3.1 Inspection by RAPTOR.  RAPTOR and/or its designee shall have [*****] following its receipt of a shipment of API to reject such API on the grounds that all or part of the shipment fails to conform to the applicable Specifications or otherwise fails to conform to the warranties given by CAMBREX in Section 9.2, which rejection shall be accomplished by giving written notice to CAMBREX summarizing the manner in which all or part of such shipment fails to meet the foregoing requirements.

4.3.2 Resolution of Disputes.  CAMBREX shall respond in writing to a rejection notice from RAPTOR within [*****] from the date of receipt of such rejection notice in accordance with Section 4.3.1 above.  If CAMBREX does not agree with RAPTOR’s determination that such API fails to conform to the Specifications or the warranties provided by CAMBREX in Section 9.2, then CAMBREX and RAPTOR shall use reasonable efforts to resolve such disagreement as promptly as possible.  Without limiting the foregoing, [*****].

4.3.3 Replacement of API.  API accepted by CAMBREX as not meeting the applicable requirements and/or the Specifications, or which is determined by the Laboratory not to meet such requirements and/or the Specifications, shall be returned by RAPTOR to CAMBREX, or disposed of, as directed by CAMBREX and at CAMBREX’s expense.  CAMBREX shall replace all such rejected API within the shortest possible time, but in any event, within [*****] after its receipt of notice of such rejection (or, if applicable, the Laboratory’s determination that such API was non-conforming), [*****]. Without limiting any other provision in this Agreement, RAPTOR may withhold payment for such shipment or the portion thereof that has been rejected by RAPTOR pursuant to this Section 4.3. The warranties given by CAMBREX in Section 9.2 below shall survive any failure to reject by RAPTOR under this Section 4.3.

4.4 Changes.

4.4.1 CAMBREX shall maintain change control systems that ensure that all major changes are appropriately notified in a timely manner and in certain cases, as provided in Section 4.4.2 below or otherwise agreed by the Parties in the Quality Agreement, are agreed with RAPTOR.

4.4.2 CAMBREX shall promptly inform RAPTOR in writing of any proposal of major change to the manufacturing process, equipment, packaging, testing, specifications, or any item specially mentioned in the DMF.  [*****] Notwithstanding the foregoing, in no event will CAMBREX implement any major changes with respect to quantities of API to be supplied to RAPTOR, before obtaining RAPTOR’s approval (if applicable) and prior to all necessary filings with and approvals by applicable Regulatory Authorities have been made or obtained by CAMBREX and/or RAPTOR, as applicable.

ARTICLE 5

RECORDS; INSPECTIONS

5.1 Record Keeping.  CAMBREX shall generate and maintain complete and accurate records and samples as necessary to evidence compliance with this Agreement and all Applicable Laws and other requirements of applicable governmental authorities relating to the manufacture of API.  All such records and samples shall be maintained by CAMBREX in accordance with the procedures set out in the Quality Agreement for the applicable time period specified therein.

5.2 Inspection.  During the term of this Agreement, and for [*****] thereafter, or as otherwise required by Applicable Laws, RAPTOR (and/or its designee) shall have the right to inspect and audit, during regular business hours: (a)  any facility at which any of the manufacturing or processing activities relating to the API are performed, including the Facility; (b) any of CAMBREX’s manufacturing and quality control records and all other documentation relating to the manufacturing and processing activities with respect to the API (including any internal quality control audits or reviews conducted by CAMBREX); and (c) accounts and records for the purpose of determining the amounts payable or owed under this Agreement.  Such inspections and audits shall be conducted [*****] and in accordance with any procedures for audits specified in the Quality Agreement; provided however that RAPTOR shall have the right to conduct additional inspections and audits under this Section 5.2 [*****].

ARTICLE 6

REGULATORY MATTERS

6.1 Regulatory Actions.  CAMBREX shall permit the FDA and other Regulatory Authorities, as applicable, to conduct such inspections of the Facility, and/or any other facility at which any of the manufacturing or processing activities relating to the API are performed, as such Regulatory Authorities may request, including pre-approval inspections, and shall cooperate with such Regulatory Authorities with respect to such inspections and any related matters, in each case that is related to the manufacture and supply of API.  CAMBREX shall (a) give RAPTOR prior written notice of any such inspections related to the API; and (b) keep RAPTOR informed about the results and conclusions of each such regulatory inspection, including any actions taken by CAMBREX to remedy any conditions cited in such inspections related to the API; all as further described, and in accordance with the procedures specified, in the Quality Agreement.

6.2 Regulatory Cooperation.  CAMBREX agrees to provide to RAPTOR, as requested, with all information and data in CAMBREX’s possession or control necessary or reasonably useful for RAPTOR (and/or its designees) to apply for, obtain and maintain regulatory approvals for any

Product in any country, including information relating to the Facility, or the methodology, raw materials and intermediates used in the manufacture, processing or packaging of API, or any other matters required or requested to be provided to the FDA or any other Regulatory Authority.  In addition, CAMBREX agrees to cooperate with RAPTOR (and/or its designees) with respect to obligations to submit or report information relevant to API pursuant to FDA regulations and other Applicable Laws.

6.3 Drug Master Files.  CAMBREX shall provide, or cooperate with RAPTOR to provide, the appropriate authorizations to each applicable Regulatory Authority allowing RAPTOR (and/or its designee) the right to reference all Drug Master Files to support any regulatory filing for any Product developed, manufactured and/or commercialized by RAPTOR, its Affiliates and/or licensees.  If the [*****] filed with the FDA as of the Effective Date is not sufficient to support the applicable regulatory filing for a Product, CAMBREX shall supplement such Drug Master File or file a separate Drug Master File(s) with the applicable Regulatory Authority(ies) (including, if applicable, the EMEA,) as necessary to support such regulatory filing(s); provided that [*****]. Any such new DMF filing will also require process validation and pilot work, and [*****].  In addition, RAPTOR agrees to purchase [*****] of API manufactured for the purposes of performing such validation/pilot work.  CAMBREX shall use commercially reasonable efforts to correct any deficiencies of such Drug Master File(s) identified by any Regulatory Authority in a prompt and efficient manner so as to prevent any delay in RAPTOR (or any of its Affiliates or licensees) obtaining regulatory approval for a Product based on such Drug Master File(s).  In addition, CAMBREX shall be responsible for maintaining such Drug Master File(s) in accordance with Applicable Laws and ensuring that all data and information incorporated therein is accurate and current as necessary to support obtaining and maintaining the applicable regulatory filing(s) and regulatory approval(s) by RAPTOR (and/or its designees) provided that [*****].

6.4 Recall.  Any recalls of any of RAPTOR’s Products shall, as between the Parties, be controlled solely by RAPTOR; provided, however, that if CAMBREX reasonably believes a recall may be necessary with respect to any API provided under this Agreement, CAMBREX shall immediately notify RAPTOR in writing. CAMBREX shall provide assistance to RAPTOR (and/or its designee), as reasonably requested, in conducting such recall, including providing all pertinent records that may assist RAPTOR in effecting such recall.

ARTICLE 7

TERM AND TERMINATION

7.1 Term.  The term of this Agreement shall commence on the Effective Date and shall continue for an initial term of ten (10) years (“Initial Term”).  Thereafter, this Agreement shall automatically be renewed for successive two (2) year periods (each, a “Renewal Term;” and all such

Renewal Terms together with the Initial Term, collectively, the “Term”), unless either Party notifies the other Party in writing at least one (1) year prior to the expiration of the then-current Term that such Party does not wish to renew this Agreement for an additional term.

7.2 Termination for Material Breach.  If either Party materially breaches this Agreement or the Quality Agreement at any time, the non-breaching Party shall have the right to terminate this Agreement by written notice to the breaching Party, if such breach is not cured [*****] after written notice is given by the non-breaching Party to the breaching Party specifying the breach.

7.3 Termination for Failure to Supply.  Without limiting any other provision of this Agreement, including Sections 2.5 and 7.2 above, if [*****] Late Shipments of API occur in any [*****], then RAPTOR shall have the right to terminate this Agreement immediately by written notice to CAMBREX.  For purposes of this Section 7.3, a “Late Shipment” shall mean [*****].

7.4 Termination by RAPTOR.  RAPTOR may terminate this Agreement immediately upon written notice to CAMBREX if: (a) RAPTOR, in its sole discretion, determines that Products will not be marketed by RAPTOR (or its designee); or (b) the FDA or EMEA withdraws approval of, or fails to approve, the manufacturing or marketing by RAPTOR (or its designee) of all Products then in development.

7.5 Effects of Termination.  It is understood that termination or expiration of this Agreement shall not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party, except as specified in this Section 7.5.  Upon expiration or termination of this Agreement for any reason (other than by RAPTOR pursuant to Section 7.2 above), to the extent CAMBREX so notifies RAPTOR, RAPTOR shall have the obligation to purchase all API ordered under any outstanding Purchase Orders. [*****].

7.6 Survival.  The provisions of Sections 4.1, 5.1, 5.2, 7.5, 11.2, 11.3 and 11.4 and Articles 6, 8, 9 and 10 shall survive the expiration or termination of this Agreement for any reason.  In addition, the provisions of the Quality Agreement shall survive expiration or termination of this Agreement until the date of expiration of the last-to-expire batch of API delivered by CAMBREX to RAPTOR hereunder.  All other rights and obligations of the Parties shall cease upon termination of this Agreement.  Except as otherwise expressly provided in this Section 7.6, all other rights and obligations of the Parties shall terminate.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidential Information.  Except as otherwise provided in this Article 8, during the Term and for a period of [*****] thereafter, each Party shall maintain in confidence and only use for the purposes of this Agreement any confidential information, data and/or materials supplied to such Party by the other Party (“Confidential Information”). A receiving Party’s obligations under this Article 8 shall not apply to any information, data or material that, in each case as demonstrated by written documentation:  (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the receiving Party by a person other than the disclosing Party; or (e) was independently developed by the receiving Party without reference to any Confidential Information of the disclosing Party.

8.2 Confidentiality; Non-Disclosure.  Each Party agrees not to disclose any Confidential Information of the other Party except to those employees and consultants who have a need to know and provided that each person to whom Confidential Information is disclosed agrees to be bound by the same terms regarding the disclosure and use of Confidential Information as set forth in this Article 8.  Each Party further agrees not to use or disclose the Confidential Information of the other Party except as otherwise permitted by this Agreement, or as may be necessary to exercise its rights or perform its obligations under this Agreement.  Nothing contained in this Article 8 shall prevent either Party from disclosing any Confidential Information of the other Party to: (a) regulatory agencies for the purpose of obtaining approval to distribute and market Products; provided, however, that all reasonable steps are taken to maintain the confidentiality of such Confidential Information to be disclosed; (b) to accountants, lawyers or other professional advisors or in connection with a merger, acquisition, securities offering or other strategic transaction, subject in each case, to the recipient entering into an agreement to protect such Confidential Information from disclosure; or (c) is required by law or regulation to be disclosed; provided, however, that the Party subject to such disclosure requirement has provided written notice to the other Party promptly upon receiving notice of such requirement in order to enable the other Party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Mutual Warranties.  Each Party represents and warrants to the other Party that:  (a) it has the power and authority to enter into this Agreement and to perform its obligations hereunder and to grant to the other Party the rights granted to such other Party under this Agreement; (b) it has obtained all necessary corporate approvals to enter into and execute this Agreement and to perform its obligations hereunder; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor will it enter into or assume during the Term, any contract or other obligation with a third party that would in any way limit the performance of its obligations under this Agreement.

9.2 CAMBREX Warranties.  CAMBREX represents and warrants that:

9.2.1.1 API.  All API supplied hereunder shall comply with all Applicable Laws and the Quality Agreement and meet all Specifications, and CAMBREX shall perform and document all manufacturing and supply activities contemplated herein in compliance with all Applicable Laws.

9.2.1.2 Shelf Life.  The API has a shelf life of [*****].  All API supplied by CAMBREX under this Agreement shall have a shelf life of no less than [*****] at the time of delivery of such API to RAPTOR (or its designee).

9.2.1.3 Facilities and Equipment.  The Facility, all equipment used for the manufacture of API within the Facility and the activities contemplated herein will comply with all Applicable Laws and CAMBREX shall obtain and maintain all governmental registrations, permits, licenses and approvals necessary for CAMBREX to manufacture and supply API to RAPTOR, and otherwise to perform its obligations, under this Agreement

9.2.1.4 No Encumbrance.  Title to all API provided to RAPTOR under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien, or other encumbrance.

9.2.1.5 Personnel.  Neither CAMBREX, nor any of its Affiliates, nor, to the best of CAMBREX’s knowledge, any of their respective employees have been “debarred” by the FDA, or subject to a similar sanction from any Regulatory Authority in any jurisdiction outside the

United States, nor have debarment proceedings against CAMBREX, any of its Affiliates, or any of their respective employees been commenced.  CAMBREX will promptly notify RAPTOR in writing if any such proceedings have commenced or if CAMBREX, any of its Affiliates, or any of their respective employees are debarred by the FDA or any other Regulatory Authority.

9.3 RAPTOR Warranties.  RAPTOR represents and warrants that it shall comply in all materials respects with all Applicable Laws pertaining to the distribution, sale, and/or marketing of Product.

9.4 DISCLAIMER.  EXCEPT AS PROVIDED IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL REPRESEMTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 10

INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1 RAPTOR.  It is understood that CAMBREX has no control over the ultimate use of the API or Products.  RAPTOR shall indemnify, defend and hold harmless CAMBREX, its directors, officers, employees, agents, successors and assigns from and against any liabilities, expenses or costs (including reasonable attorneys’ fees and court costs) arising out of [*****].

10.2 CAMBREX.  CAMBREX shall indemnify, defend and hold harmless RAPTOR, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys’ fees and court costs) arising out of any [*****].

10.3 Indemnification Procedure.  Any Party seeking indemnification under this Article 10 (the “Indemnitee”) shall: (a) promptly notify the indemnifying Party (the “Indemnitor”) of such claim; (b) provide the Indemnitor sole control over the defense and/or settlement thereof; and (c) at the Indemnitor’s request and expense, provide full information and reasonable assistance to Indemnitor with respect to such claims.  Without limiting the foregoing, with respect to claims brought under Section 10.1 or 10.2 above, the Indemnitee, at its own expense, shall have the right to participate with counsel of its own choosing in the defense and/or settlement of any such claim.  The indemnification under this Article 10 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the consent of the Indemnitor.

10.4 Insurance.  During the Term and for a period of [*****] thereafter, CAMBREX shall maintain, with financially sound and reputable insurers, insurance reasonably sufficient to cover CAMBREX’s activities and obligations under this Agreement.  Without limiting the foregoing, CAMBREX shall maintain: [*****].  At the reasonable request of RAPTOR, CAMBREX shall provide to RAPTOR copies of certificates of insurance evidencing coverage in accordance with this Section 10.4.

10.5 LIMITATION OF LIABILITY.  EACH PARTY’S LIABILITY SHALL BE LIMITED AS SET FORTH HEREIN AND IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY OR PUNITIVE DAMAGES; INCLUDING LOST PROFITS, OR OPPORTUNITY OR GOODWILL, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED HOWEVER THAT THE FOREGOING SHALL NOT BE DEEMED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER THIS ARTICLE 10 TO THE EXTENT A THIRD PARTY RECOVERS ANY PUNITIVE, EXEMPLARY, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES. CAMBREX’S MAXIMUM LIABILITY TO RAPTOR FOR EACH EVENT GIVING RISE TO ANY INJURIES, CLAIMS, LOSSES, EXPENSES, OR DAMAGES, INCLUDING, BUT NOT LIMITED TO EVENTS RESULTING FROM NEGLIGENCE, ERRORS, OMISSIONS OR STRICT LIABILITY, SHALL NOT EXCEED [*****].  To the extent that this clause conflicts with any other clause of this Agreement, this clause shall take precedence over such conflicting clause.  If applicable law prevents enforcement of this Section 10.5, then this Section shall be deemed modified to provide the maximum protection to each Party as is allowable under applicable law.

ARTICLE 11

GENERAL PROVISIONS

11.1 Assignment.  The Parties agree that their rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee has agreed to be bound by the terms and conditions of this Agreement.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and assigns.

11.2 Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, as if entered into by New York residents and executed and wholly performed within the State of New York.

11.3 Disputes.  Except for any disputes with respect to non-conforming API, which shall be resolved in accordance with Section 4.3 above, if CAMBREX and RAPTOR are unable to resolve any dispute between them, either CAMBREX or RAPTOR may, by written notice to the other, have such dispute referred to the senior management of CAMBREX and RAPTOR for attempted resolution by good faith negotiations within [*****] after such notice is received. If the Parties are unable to resolve such dispute in accordance with the aforementioned procedure or within such [*****] period, subject to Section 11.4 below, either Party shall have the right to pursue any and all other remedies available to such Party.

11.4 Arbitration.  Except for any disputes with respect to non-conforming API, which shall be resolved in accordance with Section 4.3 above, any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof which is unable to be resolved pursuant to discussions between the Parties in accordance with Section 11.3 above, shall, upon notice by either Party to the other, be submitted to binding arbitration in New York City, New York under the Rules of the Judicial Arbitration and Mediation Services, Inc. (or any successor entity thereto, collectively, “JAMS”) by one (1) arbitrator appointed in accordance with said rules.  The arbitrator may engage an independent expert with experience in the subject matter of the dispute to advise the arbitrator.  The decision and/or award rendered by the arbitrator shall be written, final and non-appealable and may be entered in any court of competent jurisdiction.  The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party.  The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the Parties, unless otherwise determined by the arbitrator.  Each Party shall bear the cost of its own attorneys’ and expert fees.  Notwithstanding the foregoing, either Party may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

11.5 Notices.  Any notice or report required or permitted to be given or made under this Agreement by either Party shall be in writing and in English and delivered to the other Party at its address indicated below (or to such other address as a Party may specify by like notice) by courier or by registered or certified airmail, postage prepaid, or by facsimile; provided, however, that all facsimile notices shall be promptly confirmed, in writing, by courier or by registered or certified airmail, postage prepaid.  All notices shall be effective as of the date received by the addressee.

If to RAPTOR:	Raptor Therapeutics, Inc.

9 Commercial Boulevard

Suite 200

Novato, CA 94949

Attn: President

Fax: (415) 382-1368

If to CAMBREX:	Cambrex Profarmaco Milano

Via Cucchiari 19

20129 Milan, Italy

Attn: Aldo Magnini

Fax: +39 02 33105730

Cambrex Corporation

One Meadowlands Plaza

East Rutherford NJ 07073

Attn: General Counsel

Fax: (201) 804-9852

11.6 Force Majeure.  Neither Party will be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by acts of God, fire, war, embargo, riots, or other similar cause outside the reasonable control of such Party (“Force Majeure Event”).  A Party affected by a Force Majeure Event will promptly notify the other Party, explaining the nature and expected duration thereof and such Party shall use all reasonable efforts to remedy or mitigate such Force Majeure Event and the effects thereof.  Notwithstanding the foregoing, if a Party is unable to perform any of its obligations under this Agreement for a period of more than [*****] as a result of a Force Majeure Event, the other Party may terminate this Agreement upon written notice to the affected Party.

11.7 Interpretation.  The headings to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference only and shall not affect its meaning or interpretation.  In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable.

11.8 Waiver.  Any waiver of the terms and conditions hereof must be explicitly in writing and executed by a duly authorized officer of the Party waiving compliance.  The waiver by either of the Parties of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.  The delay or failure of any Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same.

11.9 Severability.  Should any section, or portion thereof, of this Agreement be held invalid or unenforceable in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, such section or portion thereof shall be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction, but the Agreement shall not otherwise be affected.

11.10 Independent Contractors.  The relationship of RAPTOR and CAMBREX established by this Agreement is that of independent contractors.  Nothing in this Agreement shall be construed to create a partnership, joint venture, agency or other fiduciary relationship between RAPTOR and CAMBREX.  Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

11.11 Entire Agreement; Amendment.  The terms and provisions contained in the Agreement (including the Exhibits hereto and any Purchase Orders issued pursuant hereto) and the Quality Agreement constitute the entire agreement between the Parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties with respect to the subject matter hereof.  No agreement or understanding varying or extending this Agreement shall be binding upon either Party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

11.12 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

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EXECUTION COPY

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this API Supply Agreement as of the Effective Date.

RAPTOR THERAPEUTICS, INC. By: /s/ Thomas E. Daley Name: Thomas E. Daley Title: President	CAMBREX PROFARMACO MILANO By: /s/ Paolo Russolo Name: Paolo Russolo Title: President

[*****] Raptor Pharmaceutical Corp. has requested confidential treatment of certain portions of this agreement which have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

EXECUTION COPY

Exhibit 1.2

[*****]

- Exhibit 1.2-

Exhibit 1.13

Specifications

[*****]

- Exhibit 1.13 -

EXECUTION COPY

Exhibit 3.1

Price

[*****]

- Exhibit 3.1 -